SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):

July 2, 2003

Ascendant Solutions, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-27945	75-2900905
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

16250 Dallas Parkway, Suite 102

Dallas, Texas 75248

(Address of Principal Executive Offices, including zip code)

(972) 250-0945

(Registrant’s Telephone Number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial statements of business acquired

Not applicable

(b)	Pro forma financial information

Not applicable

(c)	Exhibits

99.1	Response dated July 2, 2003 to Inquiries from Stockholders

ITEM 9. REGULATION FD DISCLOSURE

Ascendant Solutions, Inc. (the “Company”) intends to provide the attached response to Company stockholders who request information regarding the status of the Company’s Form 10-Q for the period ended March 31, 2003, the OTC Bulletin Board’s delisting of the Company and the Company’s eligibility for trading on the National Quotation Bureau’s “Pink Sheets.” A copy of the response is attached as Exhibit 99.1 to this Report. This disclosure is not filed, but is furnished to comply with Item 9 of Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASCENDANT SOLUTIONS, INC.

By:	/s/ DAVID E. BOWE
David E. Bowe Chief Executive Officer, President and Chief Financial Officer

Dated: July 2, 2003

Index to Exhibits

Exhibit Number	Description

99.1	Response dated July 2, 2003 to Inquiries from Stockholders